Exhibit 10.6

FIDELITY & GUARANTY LIFE EMPLOYEE INCENTIVE PLAN

1. Establishment and Purpose

Fidelity & Guaranty Life Business Services, Inc., a Delaware corporation (the “Company”), hereby establishes the Fidelity & Guaranty Life Employee Incentive Plan (the “Plan”), effective April 7, 2011. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (a) providing eligible employees with incentives to contribute to the financial success of the Company through their services, (b) motivating eligible employees and rewarding achievement of Company and individual business goals, and (c) enabling the Company to attract, retain, and reward the best-available talent.

2. Eligibility

All permanent full-time or part-time employees of the Company, other than employees who are eligible to participate in the Company’s Sales Incentive Plan, may be eligible for a benefit under this Plan, subject to the terms of the Plan. Temporary employees and consultants are not eligible for any benefit under the Plan. The Administrator (defined in Section 5) may determine, in its discretion, which employees may be eligible for a benefit under the Plan.

3. Bonuses

(a) Annual Target. The Company will communicate to eligible employees their individual annual target bonus opportunity. The target bonus opportunity will be a percentage of the employee’s Earned Salary. “Earned Salary” means, for purposes of the Plan, the employee’s regular base salary actually earned during the applicable calendar year performance period, before reduction for 401(k) plan and section 125 plan (cafeteria plan) contributions, but excluding overtime compensation.

(b) Performance Metrics. The actual amount of a bonus payable to an eligible employee for a calendar year performance period will be determined, in the discretion of the Administrator, by comparing actual Company performance to Company financial goals set by the Administrator for the calendar year performance period, and considering the individual’s performance rating determined as part of the Company’s annual performance management process. The relative weight of Company performance and individual performance in determining an actual bonus amount will be determined by the Administrator.

(c) Determination of Bonus Amounts. As soon as administratively practicable after the end of the calendar year performance period, the Company’s business unit heads will determine an amount of each eligible employee’s potential bonus, if any, based on performance and recommend an amount to the Company’s Vice President, Human Resources (the “VP”). Actual payment to eligible employees, other than those who report directly to the Company’s Chief Executive Officer (“CEO”), must be first approved by the VP and the CEO. Actual payment to eligible employees who report directly to the CEO must be first approved by the Compensation Committee of Fidelity & Guaranty Life Holdings, Inc. (the “Compensation Committee”).

4. Payment of Bonuses

(a) Eligibility for Payment of Bonus. To be eligible to receive a bonus payment under this Plan, the eligible employee must (i) work as a Company employee for more than three full months during the calendar year performance period, (ii) be employed by and continue to perform services for the Company in good standing through January 1 of the calendar year immediately following the calendar year performance period, (iii) have a rating of “Meets Expectations” or higher on the employee’s performance evaluation for the calendar year performance period, (iv) not be on a Performance Improvement Plan as of December 31 of the calendar year performance period or as of the date of payment of the bonus, and (v) not have been terminated by the Company for “cause,” as determined in the Company’s discretion, before payment of the bonus.

(b) Timing and Form of Payment. If the Administrator determines that bonuses will be paid for a calendar year performance period, then the Company will pay the bonuses to eligible employees in (i) cash or (ii) a combination of cash, a grant of stock options (subject to vesting over time), and/or other consideration, as determined in the sole discretion of the Administrator, between January 1 and April 30 of the year after the performance year. Stock Options grants are subject to approval by the Compensation Committee and the Compensation Committee will determine the terms and conditions of any grant or other consideration in its discretion.

5. Administration

(a) Administration of the Plan. The Plan shall be administered by the CEO and the VP (collectively, the “Administrator”). The day-to-day operation of the Plan, including activities such as employee notifications and communications with respect to the Plan, will be undertaken by the VP.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it hereunder, such powers to include authority, in its sole and absolute discretion, to determine whether any bonuses will be paid for any year, and the amount of any bonus.

The Administrator shall have full power and authority to take any other action necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which a bonus shall be granted; (ii) impose any term, limitation, restriction, and condition upon any bonus as the Administrator shall deem appropriate; (iii) determine whether an employee is employed in good standing with the Company or has otherwise satisfied the requirements for a bonus to become payable; and (iv) establish any objective or condition for earning a bonus and determining whether a bonus will be paid for a calendar year performance period.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe, and interpret the Plan and all other documents relevant to the Plan and any bonus issued thereunder, to establish, amend, rescind, and interpret any rule, regulation, agreement, guideline, and instrument for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any bonus in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, but not limited to, determinations of the persons to receive a bonus, amount, and terms and provisions of such bonus) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, a bonus, whether or not such persons are similarly situated.

(d) No Liability. To the maximum extent permitted by law, no officer, director, manager, employee, or designee of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any bonus thereunder.

(e) Effect of Administrator’s Decision. Any action taken and decision made by the Administrator on any matter relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, and any employee of the Company, and their respective successors in interest.

(f) Discretionary Nature of Plan. The Administrator has full discretion to determine whether any bonuses will be paid with respect to any calendar year performance period, and the amount of any bonus that may be paid. No bonus is guaranteed. The Administrator may decide not to pay a bonus for a year even if eligibility requirements are met and performance goals are attained.

6. Miscellaneous

(a) Withholding of Taxes. The Company may deduct from the bonus payments or from any other amount due the employee any tax required to be withheld with respect to any bonus.

(b) Right to Offset. To the extent permitted by law, the Company shall have the right to offset against its obligation to pay any portion of a bonus any outstanding amount of whatever nature that the employee then owes to the Company.

(c) Transferability. No bonus or opportunity therefor shall be transferable or assignable by any employee.

(d) Termination, Amendment, and Modification of the Plan. The Administrator may terminate, amend, or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Administrator, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to any bonus granted before the date of such termination.

(e) Non-Guarantee of Employment. Nothing in the Plan shall confer to any person the right to continued employment with the Company or any affiliate for any period of time or interfere in any way with the right of the Company to terminate such employment at any time with or without cause or notice. The Plan shall not be construed as a contract of employment between the Company and any employee.

(f) No Trust or Fund Created. Neither the Plan nor any bonus shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any employee. The Company shall not be required to set aside or otherwise earmark any asset to ensure payment of any bonuses under the Plan, and no employee shall have any claim of right to any asset of the Company as a result of being eligible to receive a bonus or any bonus becoming payable. To the extent that any employee acquires a right to receive any payment from the Company pursuant to a bonus, such right shall be no greater than the right of any general unsecured creditor of the Company.

(g) Governing Law. The validity, construction, and effect of the Plan and of any rule, regulation, determination, or decision made by the Administrator relating to the Plan, and any right of any person having or claiming to have any interest thereunder, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its conflict of laws principles.

(h) Section 409A. The Plan is intended to be exempt from Section 409A of the Internal Revenue Code and the guidance thereunder (“Section 409A”). Should any provision of the Plan be found by the Administrator not to satisfy an exemption from Section 409A or otherwise comply with Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator and without the consent of any employee, in such manner as the Administrator determines to be necessary or appropriate. Notwithstanding the forgoing, no provision of the Plan shall be construed as a guarantee by the Company of any particular tax effect to any employee.

(i) Headings. All headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

(j) Severability. Should any provision of the Plan be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of the Plan shall not be affected by such holding and shall continue in full force in accordance with their terms.

(k) Entire Agreement. The Plan constitutes the entire agreement with respect to the subject matter contained hereunder, and there are no agreements, understandings, restrictions, representations, or warranties between any employee and the Company other than those provided hereunder.

(l) Limitations on Actions. Any right of any employee or former employee against the Company arising out of or in connection with the Plan or any bonus shall terminate, and any cause of action against the Company shall be barred, after the end of the one-year period starting on the date the action was taken or decision made from which such right or cause of action arose.